China Housing & Land Development Authorizes

New $10 Million Share Repurchase Program

Xi’an, China – March 25, 2014 -- China Housing & Land Development, Inc., (“China Housing” or the “Company,” NASDAQ: CHLN) today announced that the Company’s Board of Directors has authorized a new share repurchase program under which the Company is able to repurchase up to $10 million shares of common stock.

Mr. Pingji Lu, China Housing’s Chairman of the Board commented, “We continue to believe that our current share price does not fully reflect the true market value of China Housing and are pleased that our Board has authorized a new share repurchase program. As of December 31, 2013, the Company has repurchased a total of 1,166,369 shares under the $5 million share repurchase program announced on August 11, 2011. We are pleased to implement another share repurchase program as we continue to believe the repurchase program is a good investment of available funds and underscores our commitment to enhancing shareholder value."

Shares of the Company’s common stock will be repurchased from time to time in open market transactions or privately negotiated transactions at the Company’s discretion, in accordance with Securities and Exchange Commission and NASDAQ requirements, and subject to market conditions and other factors. There is no guarantee as to the exact number of shares that will be repurchased by the Company and the Company may discontinue purchases at any time that the Board of Directors determines additional purchases are not warranted.

About China Housing & Land Development, Inc.

Based in Xi'an, the capital city of China’s Shaanxi province, China Housing & Land Development, Inc., is a leading developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

China Housing & Land Development is the first and only Chinese real estate development company traded on NASDAQ. The Company’s news releases, project information, photographs, and more are available on the internet at www.chldinc.com.

Safe Harbor Statement

This news release may contain forward-looking information about China Housing & Land Development, Inc. which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development's future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing's public filings with the U.S. Securities and Exchange Commission. All information provided in this news release and in any attachments are as of the date of the release, and the companies do not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

China Housing contacts

Mr. Cangsang Huang

Chief Financial Officer

Tel: +86 29.8258.2648 in Xi'an

Email: chuang@chldinc.com

Ms. Jing Lu

Chief Operating Officer, Board Secretary, and Investor Relations Officer
+86 29.8258.2639 in Xi’an

jinglu@chldinc.com / English and Chinese

Ms. Sandy Jin

Assistant CFO

+86 29.8258.2638 in Xi’an

jinq@chldinc.com/ English and Chinese

Mr. Bill Zima, ICR
+86 10 6583 7511

William.Zima@icrinc.com

China Housing Investor Relations Department

+1 646.308.1285